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                                     FORM OF

                                    LEASE AND

                               OPERATING AGREEMENT

                                     BETWEEN

                          WESTERN KENTUCKY ENERGY CORP.

                                       AND

                         BIG RIVERS ELECTRIC CORPORATION

                                  July 15, 1998



         [* REDACTED=Omitted pursuant to confidential treatment request.
            Material filed separately with PSC.]


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                     CONFIDENTIAL - SUBJECT TO COURT ORDER

                          LEASE AND OPERATING AGREEMENT

                                     PARTIES

            THIS LEASE AND OPERATING AGREEMENT ("Agreement") is dated this 15th day of July, 1998 (the "Lease Execution Date") between WESTERN KENTUCKY ENERGY CORP., a Kentucky corporation ("WKEC") and BIG RIVERS ELECTRIC CORPORATION, a Kentucky rural electric cooperative ("Big Rivers" and together with WKEC, the "Parties").

RECITALS

            A. Pursuant to the New Participation Agreement dated as of April 6, 1998, among Big Rivers, WKEC and certain of WKEC's Affiliates (the "Participation Agreement"), the parties thereto have entered into various arrangements for the operation and maintenance of the Assets and the sale of electricity produced therefrom. This Agreement is one of the Phase II Agreements described in the Participation Agreement.

            B. This Agreement is intended to be an operating lease, and is intended to establish during the term hereof the respective obligations of WKEC and Big Rivers with respect to the ownership, lease and operation of the Assets and all existing and future additions to those Assets, and to govern the day-to-day operation of the Assets by WKEC.

            NOW, THEREFORE, in consideration of the mutual covenants set forth below, the Parties agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

            For purposes of this Agreement, capitalized terms not otherwise defined herein shall have the meaning set forth in Exhibit X to the Participation Agreement.

                                    ARTICLE 2

                                      LEASE

      2.1. Lease Grant. Subject to the terms and conditions of this Agreement, on the Phase II Effective Date, Big Rivers shall, on an exclusive basis, lease to WKEC, and WKEC shall lease from Big Rivers (and, with respect to the property subject to the Real Property Leases, shall sublease), the Tangible Assets during Phase II, except to the extent such assets are Excluded Assets, Personal Property or Inventory.
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      2.2. Term. The term of the lease contemplated by Section 2.1 ("Term")
shall commence on the Phase II Effective Date and end on the earliest of (i) the December 31st that is closest to the twenty-fifth anniversary of the Effective Date and (ii) the date of any termination of this Agreement pursuant to Article 11 hereof or pursuant to the relevant provisions of the Guaranty or the Station Two Agreement.

      2.3. Rental and Margin Payments

            2.3.1. Initial Rental Payment. In the event that the Phase II Effective Date occurs prior to the Phase I Effective Date, WKEC shall pay to Big Rivers on the Phase II Effective Date, as an initial rental payment (the "Initial Rental Payment"), an amount equal to $[REDACTED], subject to adjustment as set forth in Section 9.3 of the Participation Agreement (PP Price adjustment). In the event that the Phase II Effective Date occurs following the Phase I Effective Date but prior to the second anniversary of the Phase I Effective Date, an amount equal to the amount actually refunded by Big Rivers to LEM pursuant to Section 3.3(a) of the Power Purchase Agreement shall be due and payable hereunder by WKEC to Big Rivers on the Phase II Effective Date. For the avoidance of doubt, the parties acknowledge that, except as set forth in this Section 2.3.1 and Section 10.7(d) of the Station Two Agreement, no rental shall be due for the period from the Effective Date until the second anniversary of such date.

            2.3.2. Annual Rental; Monthly Installment Payments; Monthly Margin Payments. (a) On the later to occur of (x) the Phase II Effective Date and (y) the second anniversary of the Effective Date, and for each subsequent year during Phase II, after taking into account all applicable Phase I Adjustments, if any, and any reduction effected pursuant to Section 10.1.2, 10.2.2 or 11.6 hereof, WKEC shall pay Big Rivers an annual rental payment of $[REDACTED], subject to adjustment pursuant to Section 9.3 of the Participation Agreement (PP Price adjustment), as follows: WKEC shall pay the annual rental in equal monthly installments of $[REDACTED] (subject to adjustment as set forth in this Article
2), with the first monthly installment to be paid on the later of (x) the Phase II Effective Date and (y) the second anniversary of the Effective Date, and each remaining monthly installment to be paid on the first day of each calendar month through the December 1st that is closest to the twenty-fifth anniversary of the Effective Date; provided, that if the Phase II Effective Date occurs after the second anniversary of the Effective Date, WKEC shall not be obligated hereunder to pay rent with respect to any month, or portion thereof, prior to the Phase II Effective Date, and all rental payments on an annual basis as well as a monthly basis shall be pro rated to reflect this understanding; and provided, further, that if the first monthly installment of the rental payment under this Section
2.3.2 is due on a day other than the first day of the month, WKEC shall pro rate that installment by the ratio that the remaining number of days in the month bears to the total number of days in that month. After taking into account all applicable Phase I Adjustments, if any, if Big Rivers elects to reduce the Contract Limits pursuant to Subsection 4.3(e) of the Power Purchase Agreement, the total annual rental payment provided for in this Subsection 2.3.2 shall be increased effective on January 1 of the Year in which the reduction becomes effective to an amount equal to the product of $[REDACTED] (subject to adjustment pursuant to Section 9.3 of the Participation Agreement) multiplied by the sum of one (1) plus the CCAP. The monthly installment due on such


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January 1 and on the first day of each month during the remainder of Phase II shall be adjusted accordingly. The Parties acknowledge that Big Rivers may elect to reduce the Contract Limits under Subsection 4.3(e) of the Power Purchase Agreement on more than one occasion, and that the annual rental payment and associated monthly installments shall be adjusted as provided in this Subsection
2.3.2 on each such occasion.

      (b) WKEC shall also pay to Big Rivers a Monthly Margin Payment as follows:
In the event the Phase II Effective Date occurs prior to the Phase I Effective Date, the first Monthly Margin Payment under this Agreement shall be due on the second occurrence of a 25th day of the month after the Effective Date, and a Monthly Margin Payment will be due from WKEC to Big Rivers on each 25th day of the month thereafter until and including January 25, [REDACTED], at which time no additional Monthly Margin Payments will accrue. In the event the Phase I Effective Date occurs prior to the Phase II Effective Date, the first Monthly Margin Payment under this Agreement shall be due on the first 25th day of the month immediately following the Phase II Effective Date (or on the Phase II Effective Date, if the Phase II Effective Date occurs on the 25th day of the Month), and a Monthly Margin Payment will be due from WKEC to Big Rivers on each 25th day of the month thereafter until and including January 25, [REDACTED]. Each Monthly Margin Payment is due in the amount set forth in the Schedule of Monthly Margin Payments attached to this Agreement as Schedule 2.3; provided that if the Phase II Effective Date occurs prior to the Phase I Effective
Date and on other than the first day of a month, then the first Monthly
Margin Payment (due at the relevant time described above) will be the amount designated on Schedule 2.3 for the month in which the Effective Date occurred, multiplied by the ratio of (i) the number of days between the Effective Date and the last day of the month and (ii) the total number of days in that month. In the event the Term shall end prior to January 25, [REDACTED], but on a date other than the last day of a month, then WKEC shall pay to Big Rivers a prorated share of the Monthly Margin Payment for the month in which the Term ended based on the ratio by which the number of days in that month through and including the date on which the Term ended bears to the total number of days in that month.

      (c) Notwithstanding any provisions of this Section 2.3 to the contrary:
(i) in the event this Agreement shall be terminated but the Station Two Agreement shall thereafter continue in effect, then so long as the Station Two Agreement shall continue in effect (and through January 25, [REDACTED] in accordance with Schedule 2.3), WKEC shall continue to pay to Big Rivers a portion of the Monthly Margin Payments equal to (x) the relevant Monthly Margin Payment, multiplied by (y) a fraction, the numerator of which is the amount determined by subtracting from [REDACTED] the total number of megawatts of capacity from Station Two that are reserved for use by HMP&L during that month, and the denominator of which is the amount determined by subtracting from [REDACTED] the total number of megawatts of capacity from Station Two that are reserved for use by HMP&L during that month, and (ii) in the event the Station Two Agreement shall be terminated but this Agreement shall thereafter continue in effect, then the Monthly Margin Payments that shall thereafter be owing by WKEC to Big Rivers shall be reduced by the amount established by multiplying (x) by (y) as described in Subclause
(c)(i), above. No cessation or modification of the Monthly Margin Payments pursuant to this Subsection (c) shall constitute or be construed as a waiver or bar to any right of Big Rivers to seek to

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recover any damages resulting from any breach or default by WKEC hereunder, or by any other LG&E Party under any of the other Operative Documents, to which Big Rivers otherwise would be entitled.

      (d) Notwithstanding anything contained in Section 2.3.2(c)(ii) of this Agreement to the contrary, upon any termination of the Station Two Agreement that would otherwise result in a reduction in the Monthly Margin Payments pursuant thereto such reduction shall nonetheless be suspended, and the relevant Monthly Margin Payments shall once again become payable by WKEC hereunder, if, within 60 days after the termination of the Station Two Agreement, Big Rivers shall have taken such actions, in compliance with Section 13.8 of the Station Two Agreement, as shall be necessary to prevent the LG&E Parties (or any of them) from having the right, pursuant to Section 13.8 of that agreement, to an abatement against the Annual Fixed Payments or the rental payments (as applicable, due by them to Big Rivers, to a reimbursement of the Initial Fixed Payment or Initial Rental Payment, to a reduction in the Contract Limits, or to terminate any of the Operative Documents other than the Station Two Agreement, each as contemplated in Section 13.8 of that agreement; provided, that in the event those LG&E Parties shall at any time thereafter have the immediate right to take any of the foregoing actions or exercise any of the foregoing rights or remedies in accordance with Section 13.8, then the provisions of this Subsection 2.3.2(d) shall no longer suspend operation of Subsection 2.3.2(c)(ii).

      (e) Big Rivers agrees with WKEC that WKEC shall have the right, on behalf of its Affiliate, LEM, to set-off against the Monthly Margin Payments that may become due and owing to Big Rivers hereunder, at any time following the second anniversary of the Effective Date, the monthly installments of principal and interest that may be due and owing by Big Rivers to LEM under the Promissory Note (LEM Advances) in accordance with the terms and conditions of such note, and any such set-off by WKEC shall be deemed to satisfy its obligations to Big Rivers hereunder with respect to the Monthly Margin Payments (or any portions thereof) so set-off.

      (f) (i) If the Monthly Margin Payment has been adjusted pursuant to
Section 2.3.2.(c)(ii) of this Agreement and Big Rivers is permitted pursuant to the Station Two Power Sales Agreement (as defined in the Station Two Agreement) to purchase energy or capacity from Station Two, then: (A) Big Rivers will sell to LEM and LEM will buy Bundled Ancillary Services (as defined in section
(f)(iii) below) for resale to [REDACTED] for the benefit of [REDACTED] and (B) the Monthly Margin Payment will be reduced by an amount equal to the amount due to Big Rivers from LEM for such services during that month; provided, however, that WKEC will continue to make payments to Big Rivers in the same amount as the regularly scheduled Monthly Margin Payment that is otherwise due pursuant to the Operative Documents (taking into consideration, inter alia, any adjustment required by Section 2.3.2.(c)) and Big Rivers will accept such payment as payment, in full, of the amount owed to Big Rivers by WKEC for the Monthly Margin Payment then due and by LEM for the services described above for such month. Pursuant to this paragraph, Big Rivers must provide such services to LEM in the same quantities as LEM is required to provide such services to [REDACTED] to meet the requirements of [REDACTED].


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            (ii) If the Monthly Margin Payment has been adjusted pursuant to
Section 2.3.2.(c)(i) of this Agreement, then (A) Big Rivers will sell to LEM and LEM will buy Bundled Ancillary Services (as defined below) for resale to [REDACTED] for the benefit of [REDACTED] and (B) the Monthly Margin Payment will be reduced by an amount equal to the amount due to Big Rivers from LEM for such services during that month; provided, however, that WKEC will continue to make payments to Big Rivers in the same amount as the regularly scheduled Monthly Margin Payment that is otherwise due pursuant to the Operative Documents (taking into consideration, inter alia, any adjustment required by Section 2.3.2.(c)) and Big Rivers will accept such payment as payment, in full, of the amount owed to Big Rivers by WKEC for the Monthly Margin Payment then due and by LEM for the services described above for such month. Pursuant to this paragraph, Big Rivers must provide such services to LEM in the same quantities as LEM must provide such services to [REDACTED] to meet the power requirements of [REDACTED].

            (iii) The Bundled Ancillary Services are (A) those services described by Big Rivers in Schedules 3, 4, 5, and 6 of the Open Access Transmission Service Tariff attached as Exhibit 1 to the Transmission Services and Interconnection Agreement, or (B) such services that the FERC determines transmission providers must provide in lieu of or as extensions of the services described in subpart (A) of this sentence.

            2.3.3. Adjustment for Incremental Environmental O&M. WKEC shall include Incremental Environmental O&M within the Annual O&M Budget(s). After taking into account all applicable Phase I Adjustments, if any, pursuant to the payment terms described in this Section 2.3.3, Big Rivers shall directly pay a share of all Incremental Environmental O&M incurred by WKEC each year during Phase II, as and when incurred by WKEC, as follows (in each case "Big Rivers' Incremental Environmental O&M Share"): (i) Big Rivers' share of Incremental Environmental O&M incurred during the period from the Effective Date until December 31, [REDACTED], inclusive, is [REDACTED]; (ii) Big Rivers' share of Incremental Environmental O&M incurred during the period from January 1, [REDACTED] to December 31, [REDACTED], inclusive, is [REDACTED]%; and (iii) Big Rivers' share of Incremental Environmental O&M incurred during the period from January 1, [REDACTED] until the Termination Date, inclusive, is [REDACTED]%. Big Rivers' payments shall be made by reducing each monthly installment of rent by an amount equal to Big Rivers' Incremental Environmental O&M Share based on the Incremental Environmental O&M estimated by WKEC to be incurred in such month by WKEC consistent with the Annual O&M Budget (including all modifications thereto approved by the Parties in accordance with this Agreement). Within 120 days after the end of each year, WKEC shall compute the actual Incremental Environmental O&M for the year ("Actual Environmental O&M") and shall compare the Actual Environmental O&M with the aggregate payments made by Big Rivers (through reductions in the rent) pursuant to the immediately preceding sentence of this Section 2.3.3 during such year ("Environmental Rent Reduction"). If Big Rivers' Incremental Environmental O&M Share of the Actual Environmental O&M is more than the Environmental Rent Reduction, Big Rivers shall promptly pay such difference to WKEC. If Big Rivers' Incremental Environmental O&M

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Share of the Actual Environmental O&M is less than the Environmental Rent
Reduction, WKEC shall promptly pay such difference to Big Rivers. Except as expressly provided in this Section 2.3.3, elsewhere in this Agreement or in any other Operative Document to the contrary, Big Rivers shall have no obligation or liability to the LG&E Parties for any operating or maintenance costs relating to the Assets.

            2.3.4. [RESERVED.]

      2.4. Covenant of Quiet Enjoyment. Subject to the terms, covenants, conditions and provisions of this Agreement and the other Phase II Agreements, WKEC shall have the exclusive use and enjoyment of the Tangible Assets and the Energy output of the Tangible Assets during the Term, without interference from Big Rivers.

      2.5. No Other Interest. Except as expressly provided in Section 9 of the Participation Agreement, this Agreement is intended as and shall constitute an agreement of lease and nothing herein or elsewhere contained shall be construed as conveying to WKEC any right, title or interest in or to the Tangible Assets, except as lessee only.

      2.6. Return of the Tangible Assets. Upon the expiration or other termination of the Term, WKEC will immediately return the Tangible Assets to Big Rivers by surrendering the same into the possession of Big Rivers, in good condition and state of repair consistent with Prudent Utility Practice subject only to ordinary wear and tear, including any replacements, improvements or additions to the Tangible Assets. WKEC acknowledges and agrees that it does not have the right to hold over at any time and Big Rivers may exercise any and all remedies at law or in equity to recover possession of the Tangible Assets, as well as any damages incurred by Big Rivers, due to WKEC's failure to return and surrender possession of the Tangible Assets as required by this Agreement. If WKEC holds over after the expiration or earlier termination of the Term without Big Rivers' prior written consent, WKEC will be deemed a tenant at sufferance, at a daily rental rate equal to the sum of (i) [REDACTED]% of the daily rent payable pursuant to Section 2.3.2 during the last year of the Term, and (ii) the quotient of (x) the relevant Monthly Margin Payment divided by (y) the number of days in that month, and WKEC will be bound by all of the other terms, covenants and agreements of this Agreement as the same may apply to a tenancy at sufferance.

                                    ARTICLE 3

                  DISCLAIMER OF REPRESENTATIONS AND WARRANTIES

            THE REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE 5 OF THE PARTICIPATION AGREEMENT AND IN SECTION 6 OF THE STATION TWO AGREEMENT ARE IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES OF BIG RIVERS, WHETHER WRITTEN, ORAL, OR IMPLIED, WITH RESPECT TO THIS AGREEMENT AND ANY OTHER OPERATIVE DOCUMENT, OR THE ASSETS. WKEC HEREBY ACKNOWLEDGES AND AGREES THAT, SUBJECT TO THE PROVISIONS OF


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ARTICLE 5 OF THE PARTICIPATION AGREEMENT, BIG RIVERS LEASES AND WKEC TAKES THE
ASSETS AS IS AND WHERE IS AND BIG RIVERS SHALL NOT BE DEEMED TO HAVE MADE ANY OTHER REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE DESIGN OR CONDITION OF THE ASSETS OR ANY PART THEREOF, THE MERCHANTABILITY THEREOF OR THE FITNESS THEREOF FOR ANY PARTICULAR PURPOSE. THE PROVISIONS OF THIS ARTICLE 3 HAVE BEEN NEGOTIATED AND, EXCEPT AS EXPRESSLY PROVIDED IN ARTICLE 5 OF THE PARTICIPATION AGREEMENT AND IN
SECTION 6 OF THE STATION TWO AGREEMENT, ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES BY BIG RIVERS, EXPRESS OR IMPLIED, WITH RESPECT TO THE TANGIBLE ASSETS.

                                   ARTICLE 4

                      ADDITIONAL OBLIGATIONS OF BIG RIVERS

            In addition to all other obligations of Big Rivers set forth herein, Big Rivers shall, during Phase II, upon WKEC's reasonable request, make available to WKEC, to the extent not previously provided to WKEC, the original or a copy of any and all information in Big Rivers' possession related to the operation and maintenance of the Tangible Assets, including but not limited to reports, drawings, instructions or manuals, warranties, recall notices, protocols, testing results, etc. provided to Big Rivers by equipment manufacturers or other sources.

                                   ARTICLE 5

                               WKEC AND OPERATIONS

      5.1. Designation. WKEC shall be the operator of the Tangible Assets during Phase II.

      5.2. Powers and Duties of WKEC

            5.2.1. Use. WKEC agrees to use the Assets only for the generation of electric Energy and uses incidental thereto, so long as such incidental use does not decrease the Capacity or increase the cost of electric Energy generated from the Assets.

            5.2.2. Maintenance and Operation. Subject to Section 10.2 with respect to WKEC's right to determine whether or not to restore an Enhancement or a Major Capital Improvement, WKEC, solely at its own expense, except as otherwise expressly contemplated by this Agreement, shall at all times, maintain, operate, service and repair the Tangible Assets, Enhancements and Major Capital Improvements and any additions, alterations or improvements thereto in accordance with Prudent Utility Practice. In addition to, and not in any way limiting the foregoing, WKEC shall, subject to Section 10.2 with respect to its right to determine whether or not to restore an Enhancement or a


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Major Capital Improvement, operate and maintain the Tangible Assets,
Enhancements and Major Capital Improvements and any additions, alterations or improvements thereto:

                  (a) In substantial compliance with any and all Laws or as otherwise provided in Item 137 of Schedule 5.1.19 of the Participation Agreement; and

                  (b) In substantial compliance with any standards imposed by any insurance policies required to be maintained by WKEC hereunder, under the Participation Agreement, or under any other Operative Document.

WKEC shall be responsible for overseeing the design, construction and placing in service of each Capital Asset authorized in any Annual Capital Budget or any modification to such budget approved by the Operating Committee pursuant to
Article 7.

      5.3. Marketing of Energy. Subject to the terms and conditions of this Agreement and the other Phase II Agreements, WKEC shall control the output of the Facilities in its sole discretion and shall have the right to market and dispatch Energy generated by the Facilities in its sole discretion and for its own account.

      5.4. Cooperation Between Big Rivers and WKEC

            5.4.1. System Dispatch. WKEC shall not be responsible for dispatching Big Rivers' Transmission System, it being agreed that Big Rivers shall be responsible for such dispatch consistent with the Transmission Service and Interconnection Agreement. WKEC shall cooperate with Big Rivers' requests in this connection if such cooperation is required in order for Big Rivers to perform its obligations under the Transmission Service and Interconnection Agreement.

            5.4.2. Permits; Reports. Big Rivers shall cooperate with WKEC in timely preparing, submitting and executing such information, records, statements or other materials required to obtain and continue in effect any Permits required in connection with the Tangible Assets and any changes to those Permits deemed necessary or desirable, in the reasonable discretion of WKEC consistent with Prudent Utility Practice, to operate the Tangible Assets during Phase II in accordance with Prudent Utility Practice; provided, however, that Big Rivers shall not be required to incur any out-of-pocket expenses to fulfill its obligations under this Section 5.4.2 unless WKEC agrees to reimburse Big Rivers for such out-of-pocket expenses. In addition, Big Rivers agrees to provide WKEC, upon its request, with any and all information to be included in any report, notice or filing which WKEC is obligated to make with respect to the operation of the Facilities with governmental or other regulatory authorities, which information Big Rivers possesses and which is not otherwise available to WKEC.

            5.4.3. Access to Facilities; Inspection. Big Rivers shall have access to, and ingress and egress from, the Facilities and the Real Property at all times for the purposes of (a) expanding, maintaining, operating, repairing, renewing, replacing and upgrading Excluded Assets (including, without limitation, constructing new transmission facilities) and (b) upon prior written notice to WKEC, examining and observing the operation of the Tangible Assets, provided such activity does not unreasonably interfere


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with WKEC's operation of the Facilities or its ability to otherwise fulfill its responsibilities under this Agreement. In addition, upon prior written notice to WKEC, Big Rivers and its authorized representatives may visit and inspect the Tangible Assets and obtain copies (at Big Rivers' expense) of any documents or instruments evidencing any Intangible Assets, and the books and records WKEC is required to keep, or cause to be kept, pursuant to this Agreement, and make copies and extracts therefrom, and may discuss any matters relating to this Agreement or any other Phase II Agreement with the officers and employees of WKEC and, in the presence of any officer of WKEC with WKEC's independent accountants. Each such inspection and review shall be conducted at the expense and risk of Big Rivers during normal business hours upon reasonable prior notice to WKEC. Big Rivers shall have no duty to make any such inspection or inquiry and shall not waive any rights hereunder or incur any liability or obligation by reason of not making such inspection or inquiry.

                                   ARTICLE 6

                               OPERATING COMMITTEE

      6.1. Establishment and Purpose. Each of Big Rivers and WKEC hereby establish an Operating Committee consisting of not more than two representatives appointed by each such Party. Each such Party shall promptly designate its representatives on the Operating Committee by notice given to the other such Party. Each such Party may appoint one or more alternates to act in the absence of a regular member or members. The chair of the Operating Committee shall be a representative of WKEC. The chair shall be responsible for calling meetings and establishing agendas in consultation with the other such Party.

            The purpose of the Operating Committee shall be to serve as a means of securing effective cooperation and interchange of information and of providing consultation on a prompt and orderly basis among all parties to the various Operative Documents in connection with various administrative and technical matters which may arise from time to time in connection with the obligations of the parties thereunder. The Operating Committee shall have the following responsibilities:

            (a) Provide liaison among the parties with respect to their obligations under the Operative Documents.

            (b) Establish such other ad hoc committees which may be necessary from time to time pursuant to this Section 6.1 and exercise general supervision over such ad hoc committees.

            (c) Attempt to resolve disputes among the parties arising under the Operative Documents.

            (d) Review and approve the Annual O&M Budget and the Annual Capital Budget (including deviations therefrom) as provided in Article 7 hereof.


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                  (e) Review and confirm the Environmental Rent Reduction and the Actual Environmental O&M.

                  (f) Review and confirm WKEC's analysis of the total expenditures caused by any Operating Emergency.

                  (g) Perform any other responsibility established for it under any Operative Document.

      6.2. Decisions. WKEC shall make recommendations to Big Rivers with respect to all matters taken under consideration by the Operating Committee. With respect to all matters other than budget approval (which are addressed in Section 7 hereof) considered by the Operating Committee, each of Big Rivers and WKEC shall have one vote on the Operating Committee. Each Party's vote may be exercised by the representatives appointed by the Party or, in the absence of one or both, by an alternate(s). The members or alternates voting on behalf of a Party shall cast that Party's vote as a single unit and shall not have the right to vote separately. Decisions made by the Operating Committee shall be by unanimous vote of the Parties. If the Operating Committee is unable to reach a decision in accordance with the terms of this Section 6, the matter shall be resolved in accordance with Article 15 of the Participation Agreement.

      6.3. Meetings. The Operating Committee shall meet at least twice annually including in November or December (for review and approval of the Annual O&M Budget and the Annual Capital Budget) or more often by mutual agreement. Meetings shall be held at Henderson, Kentucky or any other mutually agreed place.

      6.4. Notice. WKEC shall give not less than ten days' notice to Big Rivers of regular meetings. Each meeting notice shall include an agenda prepared by WKEC. Notice may be waived by written consent of both Big Rivers and WKEC.

      6.5. Quorum. A quorum for any meeting shall exist if each of Big Rivers and WKEC is represented by at least one of its two members.

      6.6. Minutes. WKEC shall maintain minutes of Operating Committee meetings and telephone conference calls. WKEC's representative shall prepare and distribute the minutes to Big Rivers' representatives within 45 days after each meeting or telephone conference call of the Operating Committee. The minutes, when signed by Big Rivers and WKEC, shall be the official record of the decisions made by the Operating Committee and shall bind WKEC and Big Rivers.

      6.7. Action Without Meeting. In lieu of meetings, the Operating Committee may hold telephone conference calls with WKEC and Big Rivers simultaneously and in which each such Party shall be represented by at least one of its two representatives. The Operating Committee, in lieu of deciding any matter at a meeting or by telephone conference, may act by instrument in writing signed by each such Party's representatives on the Operating Committee.


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      6.8. Costs. Each of WKEC and Big Rivers shall bear for its own account all expenses incurred by such Party's representatives on the Operating Committee in connection with their duties on the Operating Committee. The Operating Committee may condition its approval of any Annual O&M Budget or Annual Capital Budget hereunder (or modification of either) upon receipt of such studies and other information as they may deem appropriate.

      6.9. No Modification of Agreement. The Operating Committee may not modify any of the terms, covenants or conditions of any Operative Document.

      6.10. Cooperation of the Parties. The Parties agree to cooperate and to provide the Operating Committee with such information as is reasonably necessary for the Operating Committee to perform its responsibilities.

                                    ARTICLE 7

                                 ANNUAL BUDGETS

      7.1. Operations Pursuant to Budgets. During the partial Year following the Effective Date, if any, and during the two full Years immediately following that partial Year or the Effective Date, as applicable, (collectively, the "Initial Budget Period"), the Annual O&M Budgets and the Annual Capital Budgets attached hereto as Schedule 7.1 shall govern (the "Initial Period Budgets"). The Parties may review and modify such Initial Period Budgets by mutual agreement. WKEC shall, for each Year following the Initial Budget Period during the remainder of Phase II, prepare an Annual O&M Budget and an Annual Capital Budget pursuant to this Article 7. Operations shall be conducted and expenses shall be incurred pursuant to the Annual O&M Budget and the Annual Capital Budget approved by the Operating Committee. WKEC shall also provide the Operating Committee with 5-year plan projections of the Annual O&M Budget and the Annual Capital Budget for information purposes only.

      7.2. Content of Annual Capital Budget and Annual O&M Budget. The Annual O&M Budget for each Year shall include details of all anticipated costs and expenses relating to the operation and maintenance of the Tangible Assets for the Year and shall separately identify all Incremental Environmental O&M for the period. The Annual Capital Budget shall describe each Capital Asset in detail (including, but not limited to, equipment or construction specifications), shall specify whether expenses related to that Capital Asset are Incremental Capital Costs or Non-Incremental Capital Costs and shall include cash flow forecasts, cost estimates, and proposed dates for installation and/or replacement in reasonable detail.

      7.3. Review and Approval of Annual Capital Budget and Annual O&M Budget. On or before September 1 of the last year of the Initial Budget Period and each subsequent Year, WKEC shall submit in writing to each member of the Operating Committee a proposed Annual O&M Budget and a proposed Annual Capital Budget in each case for the next calendar year. Within 60 days after receipt of WKEC's proposed Annual O&M Budget and proposed Annual Capital Budget, Big Rivers may propose


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modifications thereto. The Operating Committee shall meet to consider any proposed modifications and to approve the Annual O&M Budget and the Annual Capital Budget. The Operating Committee shall approve each calendar year's Annual O&M Budget and the Annual Capital Budget so long as such budgets are consistent with Prudent Utility Practice and this Agreement, subject to the limitations set forth in Section 8.1. Unless the Operating Committee unanimously approves a proposed modification, subject to the requirements of this paragraph, the Operating Committee must approve the Annual O&M Budget and the Annual Capital Budget without such modification if such unmodified budgets are consistent with Prudent Utility Practice and this Agreement, subject to the limitations set forth in Section 8.1.

      7.4. Deadlock. In the absence of an approved Annual O&M Budget, WKEC shall operate and maintain the Assets in accordance with Prudent Utility Practice. In the absence of an approved Annual Capital Budget or an approved acquisition of a Capital Asset, WKEC may (but shall not be obligated to, as a condition of mediation or arbitration of the disputed budget or Capital Asset) install or cause a disputed Capital Asset to be installed; provided, however, that WKEC shall bear the full cost of such Capital Asset for its own account unless the Parties otherwise agree or mediation or arbitration under Article 15 of the Participation Agreement finds that WKEC is entitled to reimbursement from Big Rivers because Big Rivers was obligated to pay for the Capital Asset pursuant to
Article 8. If the Operating Committee fails to approve an Annual O&M Budget or an Annual Capital Budget for the following calendar year on or before December 15th the Parties will proceed with the dispute resolution procedures set forth in Article 15 of the Participation Agreement.

      7.5. Budget Deviations. WKEC shall immediately notify the Operating Committee of any anticipated departure of [REDACTED] or more from an approved Annual Capital Budget or Annual O&M Budget. WKEC shall use reasonable efforts to (a) operate within [REDACTED] percent to [REDACTED] percent of the total approved Annual Capital Budget and (b) spend at least [REDACTED] percent of the total approved Annual O&M Budget (not including the fuel and reagent budget). Subject to the provisions set forth below, any increase of [REDACTED] % or more proposed by WKEC to either budget shall be subject to review and approval by the Operating Committee; provided, that such review and approval shall not apply to the Annual O&M Budgets that are included in the Initial Period Budgets, it being understood that increases of [REDACTED]% or more proposed by WKEC to those budgets shall be permissible without that review and approval if the relevant expenditures are consistent with Prudent Utility Practice, in which case the additional costs will be borne by WKEC unless they constitute Incremental Environmental O&M required to be borne solely by WKEC and Big Rivers in the manner provided for in Section 2.3.3. If WKEC exceeds the total budget for Non- Incremental Capital Costs (exclusive of such costs as are for Major Capital Repairs) that are included in an approved Annual Capital Budget, the additional cost of those Non-Incremental Capital Costs shall be borne by WKEC unless the Parties otherwise agree, or unless remaining portions of the Big Rivers Contribution for that Year that were not included in the approved Annual Capital Budget are available as contemplated in Section 20.6.2 of the Participation Agreement (in which event such amounts will be applied as contemplated in that Section). Subject to the next succeeding sentence, if WKEC exceeds [REDACTED] percent of the total budget for Incremental Capital Costs,

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or for Non-Incremental Capital Costs for Major Capital Repairs, in either case that are included in an approved Annual Capital Budget, the additional costs of those Capital Assets shall be borne by WKEC unless the Parties otherwise agree, or unless the dispute resolution procedure under Article 15 of the Participation Agreement determines that at the time WKEC proposed the applicable portions of the Annual Capital Budget (or modification thereof) relating to those expenditures WKEC acted consistent with Prudent Utility Practice, in which case the additional costs shall be borne by WKEC and Big Rivers in accordance with Sections 8.3 and 8.4. Notwithstanding the provisions of the immediately preceding sentence, if WKEC exceeds [REDACTED] percent of the total of any budget for Incremental Capital Costs, or for Non-Incremental Capital Costs for Major Capital Repairs, that are included in an approved Annual Capital Budget that is a part of the Initial Period Budgets, the additional cost of those Capital Assets shall be borne by WKEC unless the Parties otherwise agree, or unless the dispute resolution procedure under Article 15 of the Participation Agreement determines that the purchase and installation of those Capital Assets, and the costs thereof, are consistent with Prudent Utility Practice, regardless of whether the relevant Initial Period Budget, or WKEC's actions in connection with the same, were consistent with Prudent Utility Practice at the time that budget was prepared, in which case the additional costs shall be borne by WKEC and Big Rivers in accordance with Sections 8.3 and 8.4. If WKEC fails or refuses to use reasonable efforts to spend at least [REDACTED] percent of the total approved Annual Capital Budget or the total approved Annual O&M Budget (excluding that portion relating to Incremental Environmental O&M) and pursuant to the dispute resolution procedure under Article 15 of the Participation Agreement it is determined that such failure or refusal is inconsistent with Prudent Utility Practice, WKEC shall make the omitted expenditure as required pursuant to the applicable dispute resolution procedure.

      7.6. Operating Emergency. Notwithstanding any other provision of this Agreement, in the event of an Operating Emergency, WKEC may take such action as in its sole discretion it may deem prudent or necessary to terminate the Operating Emergency, to preserve and maintain the safety, integrity and operability of the Tangible Assets and to maintain Capacity and the availability of the Tangible Assets to the maximum extent. Additional capital expenditures incurred by WKEC in response to an Operating Emergency which are not already included in an approved Annual Capital Budget shall be paid for by WKEC unless
(a) the same represents an Incremental Capital Cost or expenditures for a Major Capital Repair, in which case such expenditures shall be paid by WKEC and Big Rivers in accordance with Article 8 of this Agreement, or (b) Big Rivers shall not have paid the entire Big Rivers Contribution for that year toward funding of one or more Non- Incremental Capital Costs (other than costs for Major Capital Repairs) and/or Henderson Non-Incremental Capital Costs (other than costs for Henderson Major Capital Repairs) in accordance with Article 7 of the Cost Sharing Agreement, Article 8 of the Lease and/or Section 8.17 or 9.10 of the Station Two Agreement (as applicable), then that remaining amount will be allocated to any Non-Incremental Capital Costs resulting from that Operating Emergency as contemplated in Section 20.6.2 of the Participation Agreement.


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                                    ARTICLE 8

                            PAYMENT OF CAPITAL ASSETS

      8.1. Annual Capital Budget. Capital Assets included in an Annual Capital Budget or any modification of that budget approved by the Operating Committee shall be paid for or reimbursed in accordance with this Article 8. Notwithstanding anything to the contrary in this Agreement or in any other Operative Document, Big Rivers shall have no obligation to (a) authorize the acquisition or construction of or pay for any Capital Assets unless such Capital Assets are necessary, consistent with Prudent Utility Practice, to maintain the Capacity of the Facilities that is physically available and can be legally utilized at [REDACTED] net MW or to comply with any requirement of applicable Laws or administrative or judicial interpretation of an applicable Law (including without limitation, Environmental Laws) or any regulatory authority (including for the avoidance of doubt, and without regard for the actual time for the enactment or implementation of the same, without limitation, the Proposed SIP Call and any Laws that may be enacted or implemented pursuant thereto or in connection therewith), in which case Big Rivers shall be obligated to so authorize the acquisition or construction of and pay for such Capital Assets in accordance with the terms of this Article 8, (b) make any expenditure for Capital Assets which would not be capitalized pursuant to the Accounting Practices (as interpreted, modified or supplemented by the Capitalization Guidelines), or (c) make any expenditure in connection with any personal property or other asset which does not constitute a Capital Asset (other than such expenditures as may be required by Big Rivers as a result of any breach or default by Big Rivers under any of the Operative Documents, or pursuant to any indemnification or hold harmless covenant of Big Rivers under any of the Operative Documents) (unless such expenditure for such personal property or other asset is part of Incremental Environmental O&M, in which case the provisions of Section 2.3.3 shall govern, or unless such expenditure involves Big Rivers' repurchase of personal property on the Termination Date pursuant to Section 9.3 of the Participation Agreement). Big Rivers shall not be required to make any expenditure for Capital Assets which does not meet the foregoing criteria, including, without limitation, any expenditures for Capital Assets, the principal purpose of which is to increase Capacity above [REDACTED] net MW or to improve the efficiency of any Facility. WKEC shall provide written notice to Big Rivers of its intention to make any capital expenditure (an "Enhancement") the principal purpose of which is to increase Capacity above [REDACTED] net MW or to improve the efficiency of any Facility. Big Rivers shall have no approval rights with respect to such Enhancement, provided that such Enhancement (i) is consistent with Prudent Utility Practice, (ii) causes no physical damage to the Facilities, (iii) does not constitute a Major Capital Improvement (as hereinafter defined) and (iv) does not adversely affect the fair market value of the Facilities (using as a basis of comparison the fair market value of the Facilities on the Effective Date). The capital costs incurred prior to the Termination Date which are associated with any Enhancement or Major Capital Improvement shall at all times remain exclusively with WKEC, including, without limitation, following the termination of this Agreement and the other Operative Documents. All Enhancements and Major Capital Improvements shall (i) become part of the Facilities and owned by Big Rivers (subject to the provisions of Article 24 of the Participation Agreement), (ii) be maintained by WKEC in accordance

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with Prudent Utility Practice as provided herein and (iii) subject to Section
10.2 with respect to WKEC's right to determine whether or not to restore an Enhancement or a Major Capital Improvement, be turned over to Big Rivers with the Tangible Assets on the Termination Date. WKEC shall not undertake any significant structural expansion of the Facilities or to construct any new generating plants on the Real Property (in each case, a "Major Capital Improvement"), without Big Rivers' and the RUS' prior written consent thereto. To the extent that there has been any Enhancement or Major Capital Improvement to the Facilities during either Phase I or Phase II, Big Rivers' funding obligations hereunder with respect to both Capital Assets and Incremental Environmental O&M shall not be increased as a result thereof; Big Rivers' obligations shall remain subject to the standard described in Section 8.1(a) above.

      8.2. Forecasts. WKEC shall submit to Big Rivers a forecast of cash requirements for each Capital Asset subject to the dollar limitations with respect to such Capital Asset set forth in an Annual Capital Budget or any modification of that budget approved by the Operating Committee. This forecast shall set forth cash requirements with respect to such Capital Asset (i) for each quarterly period commencing on the first day of January, April, July and October in which costs for such Capital Asset shall become due and (ii) for each month of the first two quarterly periods immediately following the issuance of the forecast. WKEC shall revise the forecast and furnish it to Big Rivers no less often than every three months thereafter until completion of the Capital Asset.

      8.3. Payment for Capital Assets. WKEC shall maintain an interest-bearing account (the "Capital Account") into which Big Rivers and WKEC shall pay amounts as provided in this Section 8.3 and from which WKEC shall be permitted to withdraw funds to pay when due the cost of Capital Assets. On the first day of each month during the Term, WKEC and Big Rivers shall each deposit sufficient funds into the Capital Account based on their Capital Asset Sharing Ratios (defined in Section 8.4 below), but limited in the case of Big Rivers to the remaining Big Rivers Contribution (as defined in Section 20.6 of the Participation Agreement) for that Year with respect to Non- Incremental Capital Costs that are not for Major Capital Repairs (i) to cover all cash requirements forecast under Section 8.2 for that month for all Capital Assets (less any excess between funds deposited and interest accrued thereon and funds actually required for Capital Asset expenditures during the previous month) and (ii) to cover any shortfall between funds deposited and actual expenditures required for Capital Assets during the previous month. With respect to funds deposited in the prior month, which are remaining in the present month, and shortfalls in funds deposited in the prior month relative to that month's expenditures, each Party's obligation in the present month shall be adjusted proportionally based on that Party's deposit during the prior month and the Party's relative share of responsibility in that prior month for the Capital Assets for which funds were withdrawn or not used. An illustration of the operation of this Section is set forth in Schedule 8.3. On the Termination Date, all funds remaining in the Capital Account shall be immediately distributed to Big Rivers and WKEC in accordance with the same methodology as used in the prior sentence.


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      8.4. Capital Asset Sharing Ratios. Subject to the provisions of Section
8.1, WKEC and Big Rivers shall directly contribute to the payment of each Capital Asset in accordance with its respective Capital Asset Sharing Ratio, which will be as follows:

                  (a) Each capital expenditure made for a Capital Asset in accordance with Section 8.1 and to comply with a new Law or any revision or change to an existing Law, including but not limited to a new or revised Environmental Law (including for the avoidance of doubt, and without regard for the actual time for the enactment or implementation of the same, without limitation, the Proposed SIP Call and any Laws that may be enacted or implemented pursuant thereto or in connection therewith), or to comply with any change in applicable judicial or administrative interpretation of a Law, occurring after the Effective Date shall be deemed an Incremental Capital Cost. Big Rivers' share of each Incremental Capital Cost, determined as of the date payment for such Incremental Capital Asset is required to be made to the Capital Account pursuant to the forecast prepared by WKEC pursuant to
Section 8.2, shall be as follows: (i) from the Effective Date until December 31,[REDACTED], inclusive, [REDACTED]%; (ii) from January 1, [REDACTED] to December 31, [REDACTED], inclusive, [REDACTED]%; (iii) from January 1, [REDACTED] until the Termination Date, inclusive, [REDACTED]%. WKEC's share of each Incremental Capital Cost, determined as of the date payment for such Capital Asset is required, shall be as follows: (i) from the Effective Date until December 31, [REDACTED], inclusive, [REDACTED]%; (ii) from January 1, [REDACTED] to December 31, [REDACTED], inclusive, [REDACTED]%; and (iii) from January 1, [REDACTED] until the Termination Date, inclusive, [REDACTED].

                  (b) Each capital expenditure made for a Capital Asset in accordance with Section 8.1, but which does not constitute an Incremental Capital Cost as determined in accordance with Section 8.4(a), shall be deemed a Non- Incremental Capital Cost. Big Rivers' share of each Non- Incremental Capital Cost, determined as of the date payment for such Non-Incremental Capital Asset is required to be made to the Capital Account pursuant to the forecast prepared by WKEC pursuant to Section 8.2, shall be as follows: (i) from the Effective Date until December 31, [REDACTED], inclusive, [REDACTED]%; (ii) from January 1, [REDACTED] to December 31, [REDACTED], inclusive, [REDACTED]%; and (iii) from January 1, [REDACTED] until the Termination Date, inclusive, [REDACTED]%. WKEC's share of each Non-Incremental Capital Cost shall be as follows: (i) from the Effective Date until December 31, [REDACTED], inclusive, [REDACTED]%; (ii) from January 1, [REDACTED] to December 31, [REDACTED], inclusive, [REDACTED]% and (iii) from January 1, [REDACTED] until the Termination Date, inclusive, [REDACTED]%.

                  (c) Nothing in this Section 8.4 shall require Big Rivers to pay any portion of an Enhancement or Major Capital Improvement. Further nothing in this Section 8.4 shall require WKEC, or any of its Affiliates, to assume any responsibility related to opacity compliance at the Green or Wilson facilities other than as contemplated in Section 8.1.

      8.5. [RESERVED]

      8.6. Facilities Retired From Service. Facilities retired from service, whether considered original construction or Capital Assets, shall be disposed of by WKEC in


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                      CONFIDENTIAL - SUBJECT TO COURT ORDER

accordance with Prudent Utility Practice as soon as practicable. The net proceeds, if any, shall be first applied to the costs of any replacement Capital Assets and the remainder, if any, paid to Big Rivers.

      8.7. Title to Assets. Title to each new Capital Asset and any additions, alterations or improvements to the Tangible Assets (including without limitation, Enhancements and Major Capital Improvements) shall, without any action on the part of either Party, automatically vest in Big Rivers.

                                    ARTICLE 9

                                   [RESERVED]

                                   ARTICLE 10

             CONDEMNATION: DAMAGE OR DESTRUCTION OF TANGIBLE ASSETS

      10.1. Condemnation.

            10.1.1. Taking of All or Substantially All of the Tangible Assets. If all or substantially all of the Tangible Assets are condemned, this Agreement shall terminate when possession of the Tangible Assets is taken by the condemning authority. Upon such termination, WKEC shall have no further liability or obligation under this Agreement (other than liabilities accrued under this Agreement before the date of such condemnation). Payment from the condemnation proceeds shall be as follows: (i) first, in the event that any Enhancements or Major Capital Improvements were included in the Tangible Assets condemned, to WKEC, an amount equal to the LG&E Parties' Residual Value Payment regarding those Enhancements or Major Capital Improvements, determined by reference to Section 24.1(e)(ii) of the Participation Agreement (which shall be deemed to be owing under that Section as if the condemnation were a "Triggering Transfer"), but after defining "M" in that calculation as the total amount of the condemnation proceeds received with respect to all Tangible Assets that were condemned; (ii) second, in full payment of all priority claims of holders of Permitted Liens, in the priority order in which their respective claims appear (including the priority claims held by the LG&E Parties (x) under the Settlement Mortgage and (y) under the Mortgage and Security Agreement, but only to the extent that the LG&E Parties' claims thereunder relate to matters other than any Residual Value Payment for Enhancements or Major Capital Improvements due as result of such condemnation, WKEC's loss of the use and enjoyment of the Tangible Assets (including Enhancements and Major Capital Improvements) associated with the period of time remaining prior to the December 31st that is closest to the twenty-fifth anniversary of the Effective Date or, with respect to Enhancements and Major Capital Improvements, the lesser of the remaining weighted average useful life of the Enhancements and Major Capital Improvements, or the time remaining prior to the December 31st that is closest to the twenty-fifth anniversary of the


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Effective Date, as applicable, by reason of the condemnation, for which WKEC's compensation is as described in clause (i) and in clause (iii) of this Section 10.1.1); and (iii) third, WKEC shall then be entitled to share in the condemnation award (net of the payments described in clauses (i) and (ii) of this Section 10.1.1) in the proportion that the net present value of the use and enjoyment of the Assets (other than Enhancements and Major Capital Improvements) by WKEC over the period of time remaining prior to the December 31st that is closest to the twenty-fifth anniversary of the Effective Date bears to the fair market value of the Tangible Assets on the date of the taking, determined on the basis that such taking had not occurred.

            10.1.2. Partial Condemnation. If less than substantially all of the Tangible Assets are condemned, then this Agreement shall not terminate but the rent payable by WKEC under Section 2.3.2 shall be reduced proportionately after possession is taken by the condemning authority based upon the ratio of the fair market value of the specific Tangible Assets taken to the fair market value of all Generating Plants at the time of the taking (exclusive of HMP&L's interests in and rights to the value of Station Two not allocated to Big Rivers or Station Two subsidiary pursuant to the Station Two Contracts at the time of the taking), determined on the basis that said taking had not occurred.

      10.2. Damage or Destruction; Abatement.

            10.2.1. Damage or Destruction. If at any time during Phase II the Tangible Assets are damaged or destroyed and such damage or destruction was caused by a casualty covered by an insurance policy required by Article 13 of the Participation Agreement, WKEC shall, to the extent insurance proceeds are made available to WKEC and to the extent consistent with the Prudent Utility Practice, use such proceeds to restore the Tangible Assets as soon as reasonably possible to substantially the same general condition, character or use as existed before the damage and this Agreement shall remain in effect; provided, however, that to the extent that any Enhancement or Major Capital Improvement has been damaged or destroyed as a result of a casualty covered by an insurance policy, (i) all insurance proceeds associated with such damage or destruction shall belong to WKEC to be applied by WKEC as it may determine in its sole discretion and (ii) WKEC shall be under no obligation to restore such Enhancement or Major Capital Improvement. In the event that WKEC determines that it will not restore such Enhancement or Major Capital Improvement, WKEC agrees that (i) it shall, prior to the Termination Date, continue to maintain the Tangible Assets (including the remains of such Enhancement or Major Capital Improvement) in accordance with Prudent Utility Practice, all Laws and requirements of all insurance policies in effect pursuant to Article 13 of the Participation Agreement and (ii) remove from the Real Property, at its sole expense, the remains of such Enhancement or Major Capital Improvement, no later than the Termination Date (or within a reasonable period thereafter in the event such termination occurs prior to the December 31st that is closest to the twenty-fifth anniversary of the Effective Date). To the extent the capital cost of such restoration of Tangible Assets, other than Enhancements and Capital Improvements (determined in accordance with Accounting Practices) (i) is not covered by the proceeds of insurance and (ii) is not covered by LG&E Self-Insurance proceeds, then such capital cost shall, to the extent consistent with Section 8.1, be deemed payments for Capital Assets pursuant to


                                       18
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an approved modification of the Annual Capital Budget and shall be paid for in accordance with the provisions of Sections 8.3 and 8.4, provided that the Capital Asset Sharing Ratios applied to such restoration shall be those appropriate based on whether it is a Non-Incremental Capital Cost or Incremental Capital Cost, and further provided that these costs will be paid for by WKEC and Big Rivers unless such damage or destruction resulted from (a) the gross negligence or willful misconduct of WKEC or its Affiliates, in which case WKEC shall bear such additional costs alone or (b) from the gross negligence or willful misconduct of Big Rivers, in which case Big Rivers shall bear such additional cost alone. WKEC agrees that it shall, upon Big Rivers' request on the Termination Date (or reasonable period thereafter in the event such termination occurs prior to the December 31st that is closest to the twenty-fifth anniversary of the Effective Date), remove any Enhancement or Major Capital Improvement from the Real Property, which removal shall be effected in a manner such that it will not adversely affect the value or utility of the remaining Assets.

            10.2.2. Abatement. If the Tangible Assets are destroyed or damaged, other than as set forth in the following sentence, the fixed rental payments and the Monthly Margin Payments payable by WKEC pursuant to Section 2.3.2 of this Agreement (but subject to the limitations set forth therein), for the period during which said damage, repair or restoration continues shall not be abated, nor shall they be abated if the Tangible Assets are not restored because such restoration is determined to be inconsistent with Prudent Utility Practice. In the event that any of the Tangible Assets are destroyed or damaged by reason of the gross negligence or willful misconduct of Big Rivers, the fixed rental payments and the Monthly Margin Payments payable by WKEC under Section 2.3.2 will be abated only for the period during which said damage, repair or restoration continues and only in the event the amount of electrical capacity available to LEM from the Generating Plants (exclusive of the capacity reserved by HMP&L from Station Two from time-to-time) is thereby reduced, and then only in proportion with the reduction in such electric capacity below [REDACTED] MW (exclusive of the capacity reserved by HMP&L from Station Two from time to time).

            10.2.3. Insurance Proceeds. Notwithstanding anything contained in this Agreement or any other Operative Document to the contrary, but subject to the provisions of Section 10.2.1, above, in the event any Capital Asset (exclusive of Enhancements and Major Capital Improvements) is damaged or destroyed and any insurance proceeds are paid or payable to Big Rivers and/or any LG&E Party as a result thereof, and in the event such Capital Asset is not repaired or replaced in compliance with the Operative Documents (or is so repaired or replaced using only a portion of such insurance proceeds), then all such insurance proceeds that are not so used for the repair or replacement of such Capital Asset or so budgeted for that use shall be divided between Big Rivers and WKEC (with appropriate payments between those Parties) within 30 days after the later of (a) the decision is made not to repair or replace the Capital Assets or (b) insurance proceeds have been received (in the case of (a) and (b), together with any interest that may have accrued on those proceeds since their receipt), based on the respective Capital Asset Sharing Ratio of Big Rivers and WKEC that applied to the relevant Capital Asset at the time of its original construction, purchase or installation.


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                                   ARTICLE 11

                             DEFAULT AND TERMINATION

      11.1. Events of Default. Subject to the terms and conditions of this
Section 11, the occurrence of any of the following events shall constitute a default under this Agreement:

                  (1) Failure by either Party to pay when due any and all amounts payable to the other Party in accordance with the terms of this Agreement;

                  (2) Any attempt by a Party to transfer an interest in this Agreement or in the Assets in breach of Section 16 of the Participation Agreement;

                  (3) [RESERVED];

                  (4) Failure of a Party to perform any material obligation set forth in this Agreement;

                  (5) Except with respect to the Chapter 11 Case, any filing of a petition in bankruptcy or insolvency, or for reorganization or arrangement under any bankruptcy or insolvency laws, or voluntarily taking advantage of any such laws by answer or otherwise or the commencement of involuntary proceedings under any such laws if such proceedings are not withdrawn or dismissed within 60 days after such institution;

                  (6) Assignment by a Party for the benefit of creditors;

                  (7) Allowance by a Party of the appointment of a receiver or trustee of all or a material part of its property if such receiver or trustee is not discharged within 60 days after appointment; or

                  (8) Failure, inability or refusal of a Party or a Party's Affiliate to cure a default or breach by such Party or such Party's Affiliate under the Power Purchase Agreement, the Participation Agreement or the Transmission Service and Interconnection Agreement which gives rise to a termination of such other Phase II Agreement or any termination by that Party of any of the foregoing agreements in breach or in default thereof.

            The Party in default under any provision of this Agreement shall be referred to as the "Defaulting Party" and the other Party shall be referred to as the "Non- Defaulting Party"

      11.2. Notice of Default. The Non-Defaulting Party shall have the right to give the Defaulting Party a written notice of default ("Notice of Default"), which shall describe the default in reasonable detail and state the date by which the default must be cured, which shall be at least 30 days after receipt of the notice, except as to a default under Subsection (1) of Section 11.1 which shall be three days after receipt of notice, and


                                       20
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                      CONFIDENTIAL - SUBJECT TO COURT ORDER

under Subsections (2), (5), (6), (7) or (8) of Section 11.1, as to which there will be no cure right.

      11.3. Opportunity to Cure. If within the three day period with respect to a default under Subsection (1) of Section 11.1 the Defaulting Party cures the default, or if within the 30 day period with respect to defaults under Subsection (4) (which is not also a default under Subsection (2), (5), (6), (7) or (8) of Section 11.1), the Defaulting Party cures the default or if the failure is one that cannot in good faith be corrected within such period and the Defaulting Party certifies to the Non-Defaulting Party that it agrees to cure such default, certifies a reasonable date by which the cure will be effected, and begins to correct the default within the 30 day period and continues corrective efforts with diligence until a cure is effected, the notice of default shall be inoperative and the rights of the Non- Defaulting Party under
Section 11.5 shall not be triggered. Subject to the Defaulting Party's right to contest under Section 11.4, if the Defaulting Party does not cure or begin (and diligently continue) to cure the default as provided above, the Non-Defaulting Party shall have the rights specified in Section 11.5. A Non-Defaulting Party's right to damages or other relief resulting from a breach by a Defaulting Party hereunder shall begin to accrue as of the first day of the breach without regard to the availability of any cure periods hereunder, and without regard to whether the breach or default is cured.

      11.4. Contest. If the Defaulting Party disputes the existence or nature of a default asserted in a Notice of Default, then the Defaulting Party shall pay the disputed payment or perform the disputed obligation, but may do so under protest. The protest shall be in writing, shall accompany the disputed payment or precede the performance of the disputed obligation, and shall specify the reasons upon which the protest is based. The Defaulting Party shall deliver copies of the protest to the Non-Defaulting Party. If it is later determined pursuant to the dispute resolution, mediation or arbitration procedure under
Article 15 of the Participation Agreement that a protesting party is entitled to a refund of all or any portion of a disputed payment or payments or is entitled to the reasonable equivalent in money of non-monetary performance of a disputed obligation theretofore made, then, upon such determination, the nonprotesting Party shall pay such amount to the protesting Party, together with interest thereon at a rate equal to the Prime Rate from the date of payment or from the date of completion of performance of a disputed obligation to the date of reimbursement.

      11.5. Remedies. If the Defaulting Party's default is one for which there is no cure right, or if the Defaulting Party fails or refuses to cure the default under Section 11.3 for which a cure right is available within the time described hereunder, the Non-Defaulting Party shall have, in addition to any rights a Party may have by law or otherwise, the following remedies:

                  (i) If Big Rivers, on the one hand, or WKEC, on the other hand, ("X") shall fail to make any payment or shall fail to perform any obligation under this Agreement, then the other Party ("Y") or any of its Affiliates will have the right (but not the obligation) without prior notice to X to perform such obligations and set-off the costs of such performance or the amount of any such past due payment owing to Y against any


                                       21
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                      CONFIDENTIAL - SUBJECT TO COURT ORDER

obligation of Y or any of its Affiliates owing to X or any of its Affiliates hereunder or under any other Phase II Agreement (whether or not matured).

                  (ii) The Non-Defaulting Party may terminate this Agreement upon 30 days' notice to the Defaulting Party of its intent to do so. The termination rights provided for in this Section 11.5 are in addition to, and not in lieu of, any rights to terminate this Agreement as are set forth in the Guaranty and the Station Two Agreement, which termination rights shall be cumulative.

                  (iii) Notwithstanding anything contained herein or in any Operative Document to the contrary, Big Rivers may also terminate this Agreement at any time that the Guaranty provides Big Rivers with the right to terminate this Agreement. No provision of this Agreement or any other Operative Document purporting to limit special, incidental and consequential damages that may be recoverable by Big Rivers shall bar or constitute any waiver of any claim by Big Rivers for any Monthly Margin Payments as its damages arising by reason of a default by WKEC under this Agreement; provided, that nothing contained herein shall be deemed to be an admission by WKEC that the loss of such payments by Big Rivers is or shall be an actual or direct damage incurred by Big Rivers arising out of such a default by WKEC.

      11.6. Special Abatement. The annual rental payments payable by WKEC pursuant to Section 2.3.2 hereunder shall be reduced in accordance with the provisions of Section 16.3 of the Transmission Service and Interconnection Agreement, and in accordance with the provisions of the Station Two Agreement.

                                   ARTICLE 12

                               SEVERAL OBLIGATIONS

            Nothing contained in this Agreement shall ever be construed to create an association, joint venture, trust or partnership, or to impose a trust or partnership covenant, obligation or liability on or with regard to either of the Parties. Each Party shall be individually responsible for its own covenants, obligations and liabilities as herein provided.

                                   ARTICLE 13

                               GENERAL PROVISIONS

      13.1. Notices. All provisions set forth in the Participation Agreement with respect to Notices shall apply hereto.

      13.2. Waiver. The failure of a Party to insist on the strict performance of any provision of this Agreement or to exercise any right, power or remedy upon a breach of any provision of this Agreement shall not constitute a waiver of any provision of this Agreement or limit the Party's right thereafter to enforce any provision or exercise any right.


                                       22
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                      CONFIDENTIAL - SUBJECT TO COURT ORDER

      13.3. Amendment and Modification. No amendment or modification of this Agreement shall be valid unless made in writing and duly executed by the Parties.

      13.4. Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the Commonwealth of Kentucky but without giving effect to the conflict of law rules of such jurisdiction.

      13.5. Further Assurances. Each Party shall take from time to time, for no additional consideration, such actions and execute such additional instruments as may be reasonably (a) necessary to implement and carry out the intent and purpose of this Agreement or (b) desirable but not necessary to implement and carry out the intent and purpose of this Agreement without incurring material cost.

      13.6. Survival of Terms and Conditions. The provisions of this Agreement related to the recovery of damages sustained hereunder and the exercise of remedies generally shall survive its termination to the full extent necessary for their enforcement and the protection of the Party in whose favor they run.

      13.7. Successors and Assigns. This Agreement shall bind and inure to the benefit of the Parties and their respective successors and permitted assigns.

      13.8. Recordation. WKEC shall prepare a short form of this Agreement in form and substance satisfactory to Big Rivers, which shall be executed and acknowledged by the Parties and recorded by WKEC. WKEC may, in its sole discretion, elect to record this entire Agreement.

      13.9. Time of the Essence. A material consideration of the Parties entering into this Agreement is that the Parties will make all required payments as and when due and will perform all other obligations under this Agreement in a timely manner. Except as otherwise specifically provided in this Agreement, time is of the essence of each and every provision of this Agreement.

      13.10. Counterparts. This Agreement may be executed in counterparts, both of which taken together shall constitute a single agreement.

      13.11. Entire Agreement. This Agreement, including all attached Schedules, together with the other Operative Documents, contain the entire and final understanding of the Parties, are intended fully to integrate the Parties' agreement, and supersede all prior agreements and understandings between the Parties related to the subject matter of those agreements.

      13.12. Schedules. Any matter disclosed by a Party on any schedule hereto shall be deemed to be disclosed by such Party on all other applicable schedules, provided that such Party has attempted in good faith to disclose such matter on all schedules wherein such disclosure is appropriate to make such schedules true and correct.


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                      CONFIDENTIAL - SUBJECT TO COURT ORDER

      13.13. Construction. This Agreement was the product of negotiations between the Parties, and therefore the rule of contract construction that an agreement shall be construed against the drafter shall not be applied to this Agreement.

      13.14. Continuation of Agreement.

            13.14.1. Big Rivers recognizes and acknowledges that the RUS, the Members and the LG&E Parties have in good faith entered into the transactions to which this Agreement and the other Operative Documents relate, and have agreed to consummate those transactions, in specific reliance upon the fact that the transactions contemplated in the Operative Documents shall continue for the stated Term (i.e., approximately 25 years). Big Rivers has informed the RUS, the Members and the LG&E Parties that Big Rivers has in good faith entered into this Agreement in reliance upon and with the specific intent of continuing this transaction through the stated Term (i.e., approximately 25 years). In order to enable Big Rivers to comply with certain requirements of the KPSC related to approval of its proposed rates, and to provide additional assurances of its good faith and commitment, and without in any way intending to reduce or otherwise avoid abiding by this Agreement throughout its stated Term (i.e., approximately 25 years), and without any implication by any of the Parties that Big Rivers is or would be entitled to attempt to reduce or otherwise avoid the terms of this Agreement, Big Rivers additionally commits and undertakes that for the period prior to January 1, 2012, in the event of any filing by Big Rivers of a petition or similar filing for bankruptcy or reorganization or arrangement under any federal or state bankruptcy or insolvency or similar Law, or the commencement of involuntary proceedings against Big Rivers under any such Law, neither Big Rivers nor its successors or assigns, if any, shall file, direct the filing of, join in, consent to, or otherwise support any other party to any such proceedings in a motion, complaint, pleading, statement, testimony or otherwise make any attempt to terminate, reject or modify this Agreement (other than in accordance with its terms) under Section 365 of the United States Bankruptcy Code, 11 U.S.C. ss. 101, et seq., as it subsequently may be amended, modified or supplemented or any other similar, applicable federal or state bankruptcy or insolvency Laws (the "Insolvency Assurance"). Thereafter, Big Rivers shall continue the Insolvency Assurance unless and until the RUS, in the exercise of its discretion, were to consent to any of the foregoing. In all events and throughout the Term, each of the RUS, the Members and the LG&E Parties shall be entitled to rely upon the specific provisions of this Agreement, including but not limited to the stated Term (i.e., approximately 25 years), and shall be entitled to take whatever actions may prove to be necessary or appropriate to maintain the benefit of their bargain in the event that Big Rivers ever attempts to cause the rejection or termination of this Agreement (other than in accordance with its specific terms) in a subsequent bankruptcy or reorganization proceeding or otherwise.

            13.14.2. WKEC recognizes and acknowledges that the RUS, the Members and Big Rivers have in good faith entered into the transactions to which this Agreement and the other Operative Documents relate, and have agreed to consummate those transactions, in specific reliance upon the fact that the transactions contemplated in the Operative Documents shall continue for their stated Term (i.e., approximately 25 years). WKEC has informed the RUS, the Members and Big Rivers that WKEC has in good faith entered into this Agreement in reliance upon and with the specific intent of continuing this transaction through the stated Term (i.e., approximately 25 years). In order to facilitate approval of the proposed rates of Big Rivers and provide additional assurances of its good faith and commitment, and without in any way intending to reduce or otherwise avoid abiding by this Agreement throughout its stated Term (i.e., approximately 25

                      CONFIDENTIAL - SUBJECT TO COURT ORDER

years), and without any implication by any of the Parties that WKEC is or would be entitled to attempt to reduce or otherwise avoid the terms of this Agreement, WKEC additionally commits and undertakes that for the period prior to January 1, 2012, in the event of any filing by WKEC of a petition or similar filing for bankruptcy or reorganization or arrangement under any federal or state bankruptcy or insolvency or similar Law, or the commencement of involuntary proceedings against WKEC under any such Law, neither WKEC nor its successors or assigns, if any, shall file, direct the filing of, join in, consent to, or otherwise support any other party to any such proceedings in a motion, complaint, pleading, statement, testimony or otherwise make any attempt to terminate, reject or modify this Agreement (other than in accordance with its terms) under Section 365 of the United States Bankruptcy Code, 11 U.S.C. ss. 101, et seq., as it subsequently may be amended, modified or supplemented or any other similar, applicable federal or state bankruptcy or insolvency Laws (the "Insolvency Assurance"). Thereafter, WKEC shall continue the Insolvency Assurance unless and until the RUS, in the exercise of its discretion, were to consent to any of the foregoing. In all events and throughout the Term, each of the RUS, the Members and Big Rivers shall be entitled to rely upon the specific provisions of this Agreement, including but not limited to the stated Term (i.e., approximately 25 years), and shall be entitled to take whatever actions may prove to be necessary or appropriate to maintain the benefit of their bargain in the event that WKEC ever attempts to cause the rejection or termination of this Agreement (other than in accordance with its specific terms) in a subsequent bankruptcy or reorganization proceeding or otherwise.

            13.14.3. Nothing in this Section 13.14 shall modify, reduce or diminish: (i) the rights of the RUS under the New RUS Loan Documents (as defined in that certain New RUS Loan Agreement between Big Rivers and the RUS to be executed and delivered on the Effective Date); or (ii) the rights of the mortgagees under the New RUS Mortgage (as defined in said New RUS Loan Agreement); including without limitation, any right to withhold consent with respect to any sale or disposition of Big Rivers' property except on terms acceptable to the RUS and/or such mortgagees; but subject, in the case of (i) and (ii) above, in all cases to the Non-Disturbance Agreement of even date herewith among Big Rivers, RUS, AMBAC Assurance Corporation and the LG&E Parties.

            13.14.4. The provisions of this Section 13.14 shall survive the expiration or termination of this Agreement for any reason, and shall continue to be binding on the Parties.

                      CONFIDENTIAL - SUBJECT TO COURT ORDER

            IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of this 15th day of July, 1998.


                                        BIG RIVERS ELECTRIC CORPORATION

                                        By /s/ Michael H. Core
                                          --------------------------------------
                                        Printed Name: Michael H. Core
                                                     ---------------------------
                                        Title: President and CEO
                                              ----------------------------------


                                        WESTERN KENTUCKY ENERGY CORP.

                                        By /s/ George Basinger
                                          --------------------------------------
                                        Printed Name: George W. Basinger
                                                     ---------------------------
                                        Title: President
                                              ----------------------------------

                                        [*All Schedules and Exhibits REDACTED]

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1 DEFINITIONS.........................................................1
ARTICLE 2 LEASE...............................................................1
  2.1.  Lease Grant...........................................................1
  2.2.  Term..................................................................2
  2.3.  Rental and Margin Payments............................................2
    2.3.1.  Initial Rental Payment............................................2
    2.3.2.  Annual Rental; Monthly Installment Payments; Monthly
               Margin Payments................................................2
    2.3.3.  Adjustment for Incremental Environmental O&M......................5
    2.3.4.  [RESERVED]........................................................6
  2.4.  Covenant of Quiet Enjoyment...........................................6
  2.5.  No Other Interest.....................................................6
  2.6.  Return of the Tangible Assets.........................................6
ARTICLE 3 DISCLAIMER OF REPRESENTATIONS AND WARRANTIES........................6
ARTICLE 4 ADDITIONAL OBLIGATIONS OF BIG RIVERS................................7
ARTICLE 5 WKEC AND OPERATIONS.................................................7
  5.1.  Designation...........................................................7
  5.2.  Powers and Duties of WKEC.............................................7
    5.2.1.  Use...............................................................7
    5.2.2.  Maintenance and Operation.........................................7
  5.3.  Marketing of Energy...................................................8
  5.4.  Cooperation Between Big Rivers and WKEC...............................8
    5.4.1.  System Dispatch...................................................8
    5.4.2.  Permits; Reports..................................................8
    5.4.3.  Access to Facilities; Inspection..................................8
ARTICLE 6 OPERATING COMMITTEE.................................................9
  6.1.  Establishment and Purpose.............................................9
  6.2.  Decisions............................................................10
  6.3.  Meetings.............................................................10
  6.4.  Notice...............................................................10
  6.5.  Quorum...............................................................10
  6.6.  Minutes..............................................................10
  6.7.  Action Without Meeting...............................................10
  6.8.  Costs................................................................11
  6.9.  No Modification of Agreement.........................................11
  6.10.  Cooperation of the Parties..........................................11
ARTICLE 7 ANNUAL BUDGETS.....................................................11
  7.1.  Operations Pursuant to Budgets.......................................11
  7.2.  Content of Annual Capital Budget and Annual O&M Budget...............11
  7.3.  Review and Approval of Annual Capital Budget and
          Annual O&M Budget..................................................11
  7.4.  Deadlock.............................................................12
  7.5.  Budget Deviations....................................................12
  7.6.  Operating Emergency..................................................13
ARTICLE 8 PAYMENT OF CAPITAL ASSETS..........................................14
  8.1.  Annual Capital Budget................................................14


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                      CONFIDENTIAL - SUBJECT TO COURT ORDER

                                                                            Page
                                                                            ----

  8.2.  Forecasts............................................................15
  8.3.  Payment for Capital Assets...........................................15
  8.4.  Capital Asset Sharing Ratios.........................................16
  8.5.  [RESERVED]...........................................................16
  8.6.  Facilities Retired From Service......................................16
  8.7.  Title to Assets......................................................17
ARTICLE 9 [RESERVED].........................................................17
ARTICLE 10 CONDEMNATION: DAMAGE OR DESTRUCTION OF TANGIBLE
              ASSETS.........................................................17
  10.1. Condemnation.........................................................17
    10.1.1.  Taking of All or Substantially All of the
               Tangible Assets...............................................17
    10.1.2.  Partial Condemnation............................................18
  10.2. Damage or Destruction; Abatement.....................................18
    10.2.1.  Damage or Destruction...........................................18
    10.2.2.  Abatement.......................................................19
    10.2.3.  Insurance Proceeds..............................................19
ARTICLE 11 DEFAULT AND TERMINATION...........................................20
  11.1.  Events of Default...................................................20
  11.2.  Notice of Default...................................................20
  11.3.  Opportunity to Cure.................................................21
  11.4.  Contest.............................................................21
  11.5.  Remedies............................................................21
  11.6.  Special Abatement...................................................22
ARTICLE 12 SEVERAL OBLIGATIONS...............................................22
ARTICLE 13 GENERAL PROVISIONS................................................22
  13.1.  Notices.............................................................22
  13.2.  Waiver..............................................................22
  13.3.  Amendment and Modification..........................................23
  13.4.  Governing Law.......................................................23
  13.5.  Further Assurances..................................................23
  13.6.  Survival of Terms and Conditions....................................23
  13.7.  Successors and Assigns..............................................23
  13.8.  Recordation.........................................................23
  13.9.  Time of the Essence.................................................23
  13.10. Counterparts........................................................23
  13.11. Entire Agreement....................................................23
  13.12. Schedules...........................................................23
  13.13. Construction........................................................24
  13.14. Continuation of Agreement...........................................24

                    SCHEDULES [*All Schedules REDACTED]

Description                                                       Schedules
Monthly Margin Payment                                                  2.3
Initial Period Budgets                                                  7.1
Illustration of Operation of Section 8.3                                8.3


                                       ii